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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     March 12, 2001
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                           Juno Online Services, Inc.
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             (Exact name of registrant as specified in its charter)

       Delaware                     000-26009                  13-3914547
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 (State or other jurisdiction      (Commission                (IRS Employer
      of incorporation)            File Number)              Identification No.)

               1540 Broadway, New York, New York                      10036
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             (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code          (212) 597-9000
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          (Former name or former address, if changed since last report)




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      ITEM 5.  OTHER EVENTS.

      On February 7, 2001, we delivered a drawdown notice to The Kingston Limited Partnership in accordance with the terms of the common stock investment agreement to which we and Kingston are each a party and, as a result, a purchase period commenced on February 8, 2001 and terminated on March 12, 2001. Pursuant to the common stock investment agreement, Kingston purchased an aggregate of 317,400 shares of our common stock for a total purchase price of $519,418 during this purchase period, resulting in aggregate net proceeds to us of $498,641. Ladenburg Thalmann & Co. Inc. received placement agent fees totaling $20,777 in connection with our drawdown under the equity line facility.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   Juno Online Services, Inc.
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                                                          (Registrant)

           March 21, 2001                     /s/ Charles Ardai
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                 Date                        Charles Ardai, President and Chief
                                             Executive Officer